SEMPRA ENERGY
Table F (Unaudited)

Income Statement Data by Business Unit

Three Months Ended June 30, 2007

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$ 659	$ 981	$ 710	$ 277	$ 84	$ (4)	$ (46)	$ 2,661

Cost of Sales and Other Operating Expenses	473	806	457	249	80	11	-	2,076

Depreciation & Amortization	75	70	6	13	3	-	4	171

Operating Income (Loss)	111	105	247	15	1	(15)	(50)	414

Other Income (Expense), Net	(2)	(2)	-	(2)	(2)	-	53	45

Income (Loss) before Interest & Taxes (1)	109	103	247	13	(1)	(15)	3	459

Net Interest Expense (Income) (2)	23	10	-	(2)	(1)	-	15	45

Income Tax Expense (Benefit)	35	39	86	5	(2)	(2)	(18)	143

Equity in Earnings (Losses) of Certain Unconsolidated Subsidiaries	-	-	(6)	-	15	-	-	9

Discontinued Operations	-	-	-	-	-	-	(3)	(3)

Net Income (Loss)	$ 51	$ 54	$ 155	$ 10	$ 17	$ (13)	$ 3	$ 277

Three Months Ended June 30, 2006

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$ 664	$ 908	$ 614	$ 257	$ 72	$ (20)	$ (9)	$ 2,486

Cost of Sales and Other Operating Expenses	459	735	479	212	69	9	15	1,978

Depreciation & Amortization	80	67	6	11	3	-	4	171

Operating Income (Loss)	125	106	129	34	-	(29)	(28)	337

Other Income (Expense), Net	11	(1)	1	(11)	2	(1)	(6)	(5)

Income (Loss) before Interest & Taxes (1)	136	105	130	23	2	(30)	(34)	332

Net Interest Expense (Income) (2)	33	4	15	(2)	-	2	13	65

Income Tax Expense (Benefit)	38	43	46	9	(12)	(15)	(13)	96

Equity in Earnings of Certain Unconsolidated Subsidiaries	-	-	-	-	14	-	-	14

Discontinued Operations	-	-	-	-	-	-	188	188

Net Income (Loss)	$ 65	$ 58	$ 69	$ 16	$ 28	$ (17)	$ 154	$ 373

(1) Management believes "Income (Loss) before Interest & Taxes" (Operating Income plus Other Income, Net) is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income taxes, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense (Income) includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

SEMPRA ENERGY
Table F (Unaudited)

Income Statement Data by Business Unit

Six Months Ended June 30, 2007

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$ 1,368	$ 2,349	$ 1,222	$ 674	$ 161	$ (11)	$ (98)	$ 5,665

Cost of Sales and Other Operating Expenses	987	1,997	931	548	150	21	10	4,644

Depreciation & Amortization	150	139	13	25	6	-	7	340

Operating Income (Loss)	231	213	278	101	5	(32)	(115)	681

Other Income (Expense), Net	2	(4)	-	(2)	(2)	-	62	56

Income (Loss) before Interest & Taxes (1)	233	209	278	99	3	(32)	(53)	737

Net Interest Expense (Income) (2)	47	22	2	(9)	-	1	28	91

Income Tax Expense (Benefit)	73	78	90	44	(3)	(10)	(66)	206

Equity in Earnings of Certain Unconsolidated Subsidiaries	-	-	40	-	27	-	-	67

Discontinued Operations	-	-	-	-	-	-	(2)	(2)

Net Income (Loss)	$ 113	$ 109	$ 226	$ 64	$ 33	$ (23)	$ (17)	$ 505

Six Months Ended June 30, 2006

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$ 1,386	$ 2,333	$ 1,394	$ 653	$ 148	$ (20)	$ (72)	$ 5,822

Cost of Sales and Other Operating Expenses	1,015	1,993	1,057	526	139	19	(4)	4,745

Depreciation & Amortization	147	133	13	22	6	-	7	328

Operating Income (Loss)	224	207	324	105	3	(39)	(75)	749

Other Income (Expense), Net	13	(1)	-	(10)	3	(2)	(4)	(1)

Income (Loss) before Interest & Taxes (1)	237	206	324	95	6	(41)	(79)	748

Net Interest Expense (2)	52	19	31	4	-	2	41	149

Income Tax Expense (Benefit)	73	80	108	34	(9)	(21)	(61)	204

Equity in Earnings of Certain Unconsolidated Subsidiaries	-	-	-	-	24	-	-	24

Discontinued Operations	-	-	-	-	-	-	209	209

Net Income (Loss)	$ 112	$ 107	$ 185	$ 57	$ 39	$ (22)	$ 150	$ 628

(1) Management believes "Income (Loss) before Interest & Taxes" (Operating Income plus Other Income, Net) is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income taxes, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense (Income) includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.